UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2016

HCA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture No. 17

On December 9, 2016, HCA Inc. (the “Company”), a direct, wholly owned subsidiary of HCA Holdings, Inc. (“Holdings”), Holdings and certain subsidiary guarantors entered into a supplemental indenture (the “Supplemental Indenture No. 17”), with Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee (the “Trustee”), amending each of the supplemental indentures relating to the Company’s first lien secured notes (the “Secured Note Supplemental Indentures”).

The Supplemental Indenture No. 17 amends the provision under each of the Secured Note Supplemental Indentures relating to the release of collateral and subsidiary guarantees upon obtaining an investment grade rating by modifying the definition of an “Investment Grade Rating Event” to also require an investment grade rating for the “corporate family rating” (or comparable designation) for Holdings and its subsidiaries, in addition to an investment grade rating for the first lien secured notes.

The foregoing description of the Supplemental Indenture No. 17 does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture No. 17, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Supplemental Indenture No. 17, dated as of December 9, 2016, among HCA Inc., HCA Holdings, Inc., the subsidiary guarantors named therein, and Delaware Trust Company, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.
(Registrant)

Date: December 9, 2016

	By:	/s/ David G. Anderson
David G. Anderson
Senior Vice President – Finance

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture No. 17, dated as of December 9, 2016, among HCA Inc., HCA Holdings, Inc., the subsidiary guarantors named therein, and Delaware Trust Company, as trustee